                                   VOTING AGREEMENT

     THIS VOTING AGREEMENT is entered into as of July 6, 1998 by and between PARENT INC., a Delaware corporation ("Parent"), PARENT ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and ONCOR, INC., a Delaware corporation ("Stockholder").

                                       RECITALS

     A. Parent, TARGET, INC., a Delaware corporation ("Company"), and Merger Sub are entering into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides for the merger of the Company with and into Merger Sub (the "Merger"). Capitalized terms used but not otherwise defined in this Voting Agreement shall have the meanings given to such terms in the Merger Agreement.

     B. As a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder agree, and in order to induce Parent and Merger Sub to enter into the Merger Agreement, Stockholder has agreed, to enter into this Voting Agreement.

                                      AGREEMENT

     The parties to this Voting Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS

     1.1 "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including shares of Company Common Stock and Company Preferred Stock and all options, warrants and other rights to acquire shares of Company capital stock) Owned by Stockholder as of the date of this Agreement, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock, Company Preferred Stock and all additional options, warrants and other rights to acquire shares of Company capital stock) of which Stockholder acquires Ownership during the period from the date of this Agreement through the Expiration Date.

     1.2 Stockholder shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security of the Company if Stockholder: (i) is the record owner of such security, or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Exchange Act) of such security.

     1.3 "EXPIRATION DATE" shall mean the earlier of the date upon which (i) the Merger becomes effective, or (ii) the Merger Agreement is validly terminated; PROVIDED, HOWEVER, that the "Expiration Date" shall be the date 180 days following the date on which the Merger Agreement is validly terminated if an Identified Termination occurs.

     1.4 An "IDENTIFIED TERMINATION" shall occur if (i) the Merger Agreement is terminated by Parent pursuant to Section 7.1(e) of the Merger Agreement, or
(ii) the Merger Agreement is terminated by Parent pursuant to Section 7.1(g) of the Merger Agreement (other than pursuant to subsection (i) thereof).


                                          1.

SECTION 2. DISPOSITION AND VOTING OF SUBJECT SECURITIES.

     2.1 NO DISPOSITION OR ENCUMBRANCE OF SUBJECT SECURITIES. Stockholder hereby covenants and agrees that, prior to the Expiration Date, Stockholder will not, directly or indirectly, (i) offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of or transfer (or announce any offer, sale, offer of sale, contract of sale or grant of any option to purchase or other disposition or transfer of) any Subject Securities to any Person other than Parent or Parent's designee, (ii) create or permit to exist any Encumbrance with respect to any of the Subject Securities, (iii) reduce Stockholder's beneficial ownership of, interest in or risk relating to, any of the Subject Securities or (iv) commit or agree to do any of the foregoing. Notwithstanding the foregoing, Stockholder may sell in any one or more private transactions (i) any of the Subject Securities prior to the Expiration Date provided that prior to any proposed sale of Subject Securities under this clause
(i) the proposed transferee enters into a written instrument reasonably satisfactory to Parent in which the proposed transferee agrees with Parent to be bound by all of the terms and conditions of this Voting Agreement, (ii) up to 133,333 shares of Subject Securities to JIBS Equities, L.P. pursuant to an option granted by Stockholder to such party on October 24, 1997, (iii) up to 333,333 shares of Subject Securities to Edgewater Private Equity Fund, L.P. pursuant to an option granted by Stockholder to such party on October 24, 1997, and (iv) up to 250,000 shares of Subject Securities to Mr. John Pappajohn pursuant to an option granted by Stockholder to such party on October 24, 1997.

     2.2 NO TRANSFER OF VOTING RIGHTS. Stockholder covenants and agrees that, prior to the Expiration Date, Stockholder will not deposit any of the Subject Securities into a voting trust or grant another proxy (except as provided herein) or enter into a voting agreement with respect to any of the Subject Securities.

SECTION 3. VOTING OF SUBJECT SECURITIES

     3.1 PRE-TERMINATION VOTING AGREEMENT. Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of the stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall cause the Subject Securities to be voted:

           (a) in favor of the issuance of shares of Parent Common Stock to the Company Stockholders in the Merger, the Merger, the execution, delivery and performance by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

           (b) against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

           (c) against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) any sale, lease or transfer of substantially all of the assets of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company; (D) any change in a majority of the


                                          2.

board of directors of the Company; (E) any amendment to the Company's Certificate of Incorporation or Bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended to, or would, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

     3.2 Prior to the Expiration Date, Stockholder shall not enter into any Contract with any Person to vote or give instructions in any manner inconsistent with Sections 3.1(a), 3.1(b) or 3.1(c).

     3.3 POST-TERMINATION VOTING AGREEMENT. If an Identified Termination occurs, then, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by the consent of the stockholders of the Company, unless otherwise directed in writing by Parent, Stockholder shall vote the Subject Securities (a) against any Acquisition Proposal and any related transaction or agreement, and (b) against any action which is intended, or could reasonably be expected, to facilitate the consummation of any Acquisition Transaction. Stockholder shall not enter into any Contract with any Person prior to the Expiration Date to vote or give instructions in any manner inconsistent with clause "(a)" or "(b)" of the preceding sentence.

     3.4 PROXY. Contemporaneously with the execution of this Voting Agreement, (i) Stockholder shall deliver to Parent a proxy in the form attached hereto as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (the "Proxy"); and (ii) Stockholder shall deliver to Parent an additional proxy in the form attached hereto as Exhibit A executed on behalf of the record owner of any issued and outstanding shares of Company Common Stock and Company Preferred Stock that are owned beneficially (but are not owned of record) by Stockholder.

SECTION 4. WAIVER OF APPRAISAL RIGHTS

     Stockholder hereby waives any rights of appraisal and any dissenters' rights that Stockholder may have in connection with the Merger.

SECTION 5. NO SOLICITATION

     Stockholder covenants and agrees that, during the period commencing on the date of this Voting Agreement and ending on the Expiration Date, Stockholder shall not, and shall not authorize or permit any Representative of Stockholder, to: (i) solicit, initiate or encourage the making, submission or announcement of any Acquisition Proposal, (ii) furnish any information regarding the Company to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or other similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; PROVIDED, HOWEVER, that: (A) nothing herein shall prohibit the Stockholder from disclosing, or causing the Company to disclose, to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act; (B) nothing herein shall prohibit Stockholder from making


                                          3.

any disclosure to the Company's Stockholders if, in the good faith judgment of the Stockholder after consultation with its outside legal counsel, failure to so disclose would be inconsistent with applicable laws; and (C) the Stockholder shall not be prohibited by this Section 5 from (x) furnishing or causing to be furnished nonpublic information regarding the Company to any Person in response to an Acquisition Proposal that is submitted by such Person (and not withdrawn), or (y) entering into discussions with any Person in response to a Superior Offer that is submitted by such Person (and not withdrawn) if, in either such case:
(1) neither Stockholder or the Company nor any of their respective Representatives shall have violated any of the restrictions set forth in this
Section 5, (2) the Stockholder believes in good faith, after consultation with its outside legal counsel to the Company, that such action is required in order for the Stockholder to comply with such Stockholder's fiduciary obligations to the Company's other stockholders under applicable law, (3) prior to furnishing or causing to be furnished any such nonpublic information to, or entering into discussions with, such Person, the Stockholder gives Parent written notice of the identity of such Person and of such Stockholder's intention to furnish or to cause to be furnished nonpublic information to, or enter into discussions with, such Person, and the Stockholder causes the Company to receive from such Person an executed confidentiality agreement containing limitations no less restrictive than the limitations imposed on Parent pursuant to that certain Mutual Non-Disclosure Agreement dated as of January 27, 1998 between Parent and the Company, and (4) contemporaneously with furnishing any such nonpublic information to such Person, the Stockholder furnishes or causes to be furnished such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by the Company to Parent).

SECTION 6. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

     Stockholder hereby represents and warrants to Parent as follows:

     6.1 DUE AUTHORIZATION. Stockholder has the requisite corporate power to execute and deliver this Voting Agreement and to perform Stockholder's obligations hereunder. This Voting Agreement has been duly executed and delivered by Stockholder and, assuming its due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or by general equitable principles, and to the extent any indemnification or contribution provisions thereof may be limited by applicable federal or state securities laws.

     6.2   NO CONFLICTS, REQUIRED FILINGS AND CONSENTS.

           (a) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not: (i) conflict with or violate any order, decree or judgment applicable to Stockholder or by which Stockholder or any of Stockholder's properties are bound or affected; or (ii) result in any breach of or constitute a default (with notice or lapse of time, or both) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on the Subject Securities pursuant to any Contract other than this Voting Agreement to which


                                          4.

Stockholder is a party or by which Stockholder or any of Stockholder's properties is bound or affected.

           (b) The execution and delivery of this Voting Agreement by Stockholder do not, and the performance of this Voting Agreement by Stockholder will not, require any Consent of any Person.

     6.3 TITLE TO SUBJECT SECURITIES. As of the date hereof, Stockholder Owns in the aggregate (including shares owned of record and shares owned beneficially) the number of issued and outstanding shares of Company Common Stock and Company Preferred Stock set forth below Stockholder's name on the signature page hereof, and the number of options, warrants and other rights to acquire shares of Company capital stock set forth below Stockholder's name on the signature page hereof, and does not directly or indirectly Own, any shares of capital stock of the Company, or any option, warrant or other right to acquire any shares of capital stock of the Company, other than the shares, options, warrants and other rights set forth below Stockholder's name on the signature page hereof.

     6.4 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Voting Agreement are accurate in all respects as of the date of this Voting Agreement, will be accurate in all respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 7. COVENANTS OF STOCKHOLDER

     7.1 FURTHER ASSURANCES. From time to time and without additional consideration, Stockholder will execute and deliver, or cause to be executed and delivered, such additional or further arrangements, proxies, consents and other instruments as Parent may reasonably request for the purpose of effectively carrying out and furthering the intent of this Voting Agreement.

     7.2 LEGEND. Immediately after the execution of this Voting Agreement, Stockholder shall instruct the Company to cause each certificate of Stockholder evidencing the Subject Securities to bear a legend in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE VOTING AGREEMENT DATED AS OF JULY 6, 1998, AS IT MAY BE AMENDED, EXECUTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER.

SECTION 8. REGISTRATION RIGHTS. Parent will register for resale the Subject Securities pursuant to and in accordance with the terms set forth in Exhibit B.

SECTION 9. MISCELLANEOUS

     9.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by Stockholder in this Voting Agreement shall survive (i) any


                                          5.

termination of the Merger Agreement but not the consummation of the Merger, and
(ii) the Expiration Date if the Merger has not theretofore been consummated.

     9.2 INDEMNIFICATION. Stockholder shall hold harmless and indemnify Parent, and Parent's Representatives from and against any damages (regardless of whether such damages relate to a third-party claim) suffered or incurred by Parent or Parent's Representatives and that arise from any breach of any representation, warranty, covenant or obligation of Stockholder contained herein.

     9.3 EXPENSES. All costs and expenses incurred in connection with the transactions contemplated by this Voting Agreement shall be paid by the party incurring such costs and expenses.

     9.4 NOTICES. All notices and other communications required or permitted to be delivered to any party pursuant to this Voting Agreement shall be in writing and shall be deemed properly given if delivered personally, by facsimile, sent by nationally-recognized, overnight courier or mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

           if to Stockholder:

                 at the address set forth below Stockholder's signature on the signature page hereto with a copy to:

                 Brobeck, Phleger & Harrison LLP
                 1633 Broadway, 47th Floor
                 New York, NY  10019
                 Attention:  Alexander D. Lynch, Esq.
                 Telephone:  (212) 581-1600
                 Fax:  (212) 586-7878

           if to Parent:

                 Gene Logic Inc.
                 708 Quince Orchard Road
                 Gaithersburg, MD  20878
                 Attention: President and Chief Executive Officer
                 Facsimile: (301) 987-1701

           with a copy to:

                 Cooley Godward LLP
                 4365 Executive Drive
                 Suite 1100
                 San Diego, CA  92121-2128


                                          6.

                 Attention:  Frederick T. Muto, Esq.
                 Facsimile: (619) 453-3555

All such notices and other communications shall be deemed to have been received
(a) in the case of personal delivery, on the date of such delivery, (b) in the case of a facsimile, when the party receiving such facsimile shall have confirmed receipt of the communication, (c) in the case of delivery by nationally-recognized, overnight courier, on the Business Day following dispatch and (d) in the case of registered or certified mail, on the fifth Business Day following such mailing.

     9.5 SEVERABILITY. Any term or provision of this Voting Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Voting Agreement or affecting the validity or enforceability of any of the terms or provisions of this Voting Agreement in any other jurisdiction. If any provision of this Voting Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     9.6 ENTIRE AGREEMENT. This Voting Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Voting Agreement shall be binding upon either party hereto unless made in writing and signed by both parties hereto. The parties hereto waive their right to a trial by jury in any action at law or suit in equity based upon, or arising out of, this Voting Agreement or the subject matter hereof.

     9.7 ASSIGNMENT, BINDING EFFECT. Except as provided herein, neither this Voting Agreement nor any of its rights, interests or obligations shall be assigned by Stockholder without the prior written consent of Parent. Subject to the preceding sentence, this Voting Agreement shall be binding upon and shall inure to the benefit of (i) Stockholder and Stockholder's heirs, successors and assigns and (ii) Parent and its successors and assigns. Notwithstanding anything contained in this Voting Agreement to the contrary, nothing in this Voting Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Voting Agreement.

     9.8 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Voting Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent shall be entitled to an injunction or injunctions to prevent breaches of this Voting Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which Parent is entitled at law or in equity.

     9.9 OTHER AGREEMENTS. Nothing in this Voting Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Stockholder under any agreement between Parent and Stockholder.


                                          7.

     9.10 GOVERNING LAW. This Voting Agreement is made under, and shall be construed and enforced in accordance with, the laws of the State of Delaware applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of law. In any action between or among any of the parties, whether arising out of this Voting Agreement or otherwise: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Maryland; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Montgomery County, Maryland; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.4.

     9.11 COUNTERPARTS. This Voting Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

     9.12  CONSTRUCTION.

           (a) Headings of the Sections of this Voting Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

           (b) For purposes of this Voting Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

           (c) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Voting Agreement.

           (d) As used in this Voting Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

                        [THIS SPACE INTENTIONALLY LEFT BLANK]




                                          8.

     IN WITNESS WHEREOF, Parent, Merger Sub and Stockholder have caused this Voting Agreement to be executed as of the date first written above.

                                        GENE LOGIC INC.

                                        By: /s/ Michael J. Brennan
                                            ------------------------------------
                                            Name:  Michael J. Brennan
                                            Title: President & CEO

                                        GENE LOGIC ACQUISITION CORP.

                                        By: /s/ Michael J. Brennan
                                            ------------------------------------
                                            Name:  Michael J. Brennan
                                            Title: President & CEO

                                        ONCOR, INC.

                                        By: /s/ Cecil Kost
                                            ------------------------------------
                                            Name:      Cecil Kost
                                                       -------------------------
                                            Title:     President & CEO
                                                       -------------------------
                                            Address:   209 Perry Parkway
                                                       -------------------------
                                                       Gaithersburg, MD 20877
                                                       -------------------------
                                                       (301) 330-3940
                                                       -------------------------
                                            Facsimile:
                                                       -------------------------

Number of issued and outstanding shares of COMPANY COMMON STOCK Owned OF RECORD as of the date of this Voting Agreement:
                                        ---------------

Number of additional issued and outstanding shares of COMPANY COMMON STOCK Owned BENEFICIALLY (but not of record) as of the date of this Voting
Agreement:
          -----------------

Number of issued and outstanding shares of COMPANY PREFERRED STOCK Owned OF RECORD OR BENEFICIALLY as of the date of this Voting Agreement:
                                                                ----------------

Number of additional issued and outstanding shares of COMPANY PREFERRED STOCK Owned BENEFICIALLY (but not of record) as of the date of this Voting
Agreement:
          -----------------

Number of options, warrants and other rights to acquire shares of Company capital stock Owned OF RECORD as of the date of this Voting
Agreement:
          -----------------

Number of options, warrants and other rights to acquire shares of Company capital stock Owned BENEFICIALLY (but not of record) as of the date of this Voting Agreement:
                 ------------------





                                  [VOTING AGREEMENT]

                                      EXHIBIT A
                              FORM OF IRREVOCABLE PROXY

                                  IRREVOCABLE PROXY

     The undersigned stockholder of Company, Inc., a Delaware corporation ("Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Michael J. Brennan, M.D., Ph.D. and Parent Inc., a Delaware corporation ("Parent"), and each of them, the attorneys and proxies of the undersigned with respect to voting (i) the shares of capital stock of Company owned by the undersigned as of the date of this proxy, which shares are specified on the final page of this proxy and (ii) any and all other shares of capital stock of Company which the undersigned may acquire after the date hereof. The shares of the capital stock of Company referred to in clauses
(i) and (ii) of the immediately preceding sentence are collectively referred to as the "Shares." Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and no subsequent proxies will be given with respect to any of the Shares.

     This proxy is irrevocable, is coupled with an interest and is granted in connection with the Voting Agreement, dated as of the date hereof, between Parent and the beneficial owner of the shares of capital stock of the Company set forth on the signature page hereof (the "Voting Agreement"), and is granted in consideration of Parent entering into the Agreement and Plan of Merger and Reorganization, dated as of the date hereof, among Parent, Parent Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent, and the Company (the "Merger Agreement"). Capitalized terms used but not otherwise defined in this proxy have the meanings ascribed to such terms in the Voting Agreement and Merger Agreement.

     The attorneys and proxies named above will be empowered, and may exercise this proxy, to vote the Shares at any time until the earlier to occur of the termination of the Merger Agreement or the Effective Time at any meeting of the stockholders of the Company, however called, or in any written action by consent of stockholders of the Company:

     1. in favor of the issuance of shares of Parent Common Stock to the Company Stockholders in the Merger, the Merger, the execution, delivery and performance by the Company of the Merger Agreement and the adoption and approval of the terms thereof and in favor of each of the other actions contemplated by the Merger Agreement and any action required in furtherance hereof and thereof;

     2. against any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement; and

     3. against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (B) any sale, lease or transfer of substantially all of the assets of the Company; (C) any reorganization, recapitalization, dissolution or liquidation of the Company; (D) any change in a majority of the board of directors of the Company; (E) any amendment to the Company's Certificate of

                                  [VOTING AGREEMENT]

Incorporation or Bylaws; (F) any material change in the capitalization of the Company or the Company's corporate structure; or (G) any other action which is intended to, or would, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Voting Agreement.

     The undersigned stockholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the heirs, successors and assigns of the undersigned (including any transferee of any of the Shares).


                        [THIS SPACE INTENTIONALLY LEFT BLANK]







                                          2.

     This proxy shall terminate upon the Expiration Date.

Dated: July 6, 1998

                                        ONCOR, INC.:


                                        By: /s/ Cecil Kost
                                            ------------------------------------
                                            Name:  Cecil Kost
                                                 -------------------------------
                                            Title: President & CEO
                                                  ------------------------------


                                           If executed by record holder on
                                           behalf of the beneficial owner,
                                           print name of beneficial owner:

                                           ------------------------------------

Number of issued and outstanding shares of COMPANY COMMON STOCK Owned OF RECORD as of the date hereof:
                      -----------------

Number of issued and outstanding shares of COMPANY PREFERRED STOCK Owned OF RECORD as of the date hereof:
                             ------------------

Number of issued and outstanding shares of COMPANY COMMON STOCK Owned BENEFICIALLY (but not of record) as of the date hereof:
                                                       -------------------

Number of issued and outstanding shares of COMPANY PREFERRED STOCK Owned BENEFICIALLY (but not of record) as of the date hereof:
                                                       -------------------






                                          3.

                                      EXHIBIT B


     8.1 DEFINITIONS. For purposes of this Exhibit B, the following terms have the following meanings when used herein with initial capital letters:

           (a) PROSPECTUS: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

           (b)   REGISTRABLE SECURITIES: (i) All of Stockholder's Merger
Shares, and (ii) any Parent Common Stock that may be received by Stockholder (A) as a result of a stock dividend on or stock split of the Merger Shares or (B) on account of Merger Shares being exchanged in a recapitalization of or other transaction involving Parent.

           (c) REGISTRATION STATEMENT: Any registration statement of Parent under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     8.2   REGISTRATION OF RESALES.

           (a) REGISTRATION OF RESALES ON FORM S-4. Parent will use its reasonable efforts to register for resale all of Stockholder's Registrable Securities under the Securities Act on the Form S-4 Registration Statement and will use reasonable efforts to file and cause to become effective from and after the Effective Time any post-effective amendment to the Form S-4 Registration Statement necessary to effect such registration of such resale.

           (b) CONVERSION OF FORM S-4. Subject to the other provisions of this Agreement, the parties acknowledge that Parent may, in its discretion, convert the Form S-4 Registration Statement to a Registration Statement on another form permitted to be used by Parent for the registration under the Securities Act of Stockholder's resale of its Merger Shares. References herein to the "Form S-4 Registration Statement" will be deemed to include any Registration Statement into which it will be converted, and the Form S-4 Registration Statement will be deemed to be a "Registration Statement" for all purposes of this Exhibit B.

           (c) MAINTENANCE OF EFFECTIVENESS. Parent agrees to use commercially reasonable efforts to keep any Registration Statement described above continuously effective until the earlier of (i) one year from the Effective Date and (ii) the date on which Stockholder no longer holds any Registrable Securities.

     8.3 REGISTRATION PROCEDURES. In connection with Parent's registration obligations pursuant to Section 8.2, Parent will as expeditiously as possible, and in each case to the extent applicable:

           (a) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable periods specified in Section 8.2, cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period.

           (b) Use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

           (c) If requested by Stockholder, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as Stockholder in good faith determines should be included therein to comply with applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Parent has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; PROVIDED, HOWEVER, that Parent will not be required to take any actions under this Section 8.3(c) that are not, in the opinion of counsel for Parent, in compliance with applicable law.

     8.4 REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by Parent will be borne by Parent whether or not any Registration Statement becomes effective. In no event, however, will Parent be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement, and Stockholder will be responsible for any taxes of any kind (including without limitation transfer taxes) with respect to any disposition, sale or transfer of Registrable Securities and for any legal, accounting and other expenses incurred by it in connection with any Registration Statement.

     8.5   INDEMNIFICATION.

           (a) INDEMNIFICATION BY PARENT. Parent will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Stockholder, its officers, directors and agents and employees, each person who controls Stockholder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, in which Stockholder is participating as a selling stockholder, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to Parent by such Stockholder expressly for use therein; PROVIDED, HOWEVER, that Parent will not be liable to any Stockholder to the extent


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that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Prospectus or preliminary prospectus if either (i)(A) Stockholder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by it of a Registrable Security to the person asserting the claim from which such Losses arise and (B) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (ii) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of Parent with copies of the Prospectus, and Stockholder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

           (b) INDEMNIFICATION BY STOCKHOLDER. In connection with any Registration Statement in which Stockholder is participating, Stockholder will furnish to Parent in writing such information as Parent reasonably requests for use in connection with any Registration Statement, Prospectus or preliminary prospectus and will, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, Parent and its directors and officers, agents and employees, each person who controls Parent (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and the directors, officers, agents or employees of such controlling persons, from and against all Losses as incurred arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission or alleged omission is contained in any information so furnished in writing by Stockholder to Parent expressly for use in such Registration Statement, Prospectus or preliminary prospectus.

           (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any person becomes entitled to indemnity under this Exhibit B (an "indemnified party"), such indemnified party will give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; PROVIDED, HOWEVER, that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 8.5, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory


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to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

           (d)   CONTRIBUTION.  If the indemnification provided for in this
Section 8.5 is unavailable to an indemnified party under Section 8.5(a) or 8.5(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, severally but not jointly, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 8.5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity, contribution and expenses reimbursement obligations of the parties hereunder will be in addition to any liability the parties may otherwise have hereunder or otherwise. Notwithstanding any other provision of this Agreement, the provisions of this Section 8.5 will survive so long as Registrable Securities remain outstanding, notwithstanding any permitted transfer of the Registrable Securities by Stockholder or any termination of this Agreement.

     8.6 REMEDIES. In the event of a breach by any party of such party's obligations under this Schedule 8, the nonbreaching party, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights hereunder. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of any provision of this Exhibit B and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.



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